Exhibit 2(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amended Registration Statement (No. 333-174873) on Form N-2 of Triton Pacific Investment Corporation, Inc. of our report dated March 29, 2013, relating to our audit of the financial statements as of and for the periods ended December 31, 2012, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Very truly yours,

/s/FGMK, LLC

Bannockburn, IL
July 3, 2013